UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act

Evogene Ltd.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Israel	Not Applicable
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

13 Gad Feinstein St. Park Rehovot P.O.B. 2100 Rehovot, 76121 Israel
(Address of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.	☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box	☐

Securities Act registration statement file number to which this form relates: 333-191315

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Ordinary Shares, NIS 0.02 par value	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1: Description of Registrant’s Securities to be Registered

The description under the heading “Description of Share Capital” relating to the Registrant’s Ordinary Shares par value NIS 0.02 (the “Ordinary Shares”), included in the Registrant’s Registration Statement on Form F-1 (Registration No. 333-191315), as amended from time to time (the “Registration Statement”) filed with the Securities and Exchange Commission, is incorporated herein by reference. The final prospectus will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and, upon filing, shall be deemed to be incorporated herein by reference.

Item 2: Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Evogene Ltd. (Registrant)

Dated: November 8, 2013	By:	/s/ Sigal Fattal
	Name:	Sigal Fattal
	Title:	Chief Financial Officer